Exhibit 99.1
September 15, 2008
Investors May Contact:
Kevin Stitt, Bank of America, 1.704.386.5667
Lee McEntire, Bank of America, 1.646.855.1183
Leyla Pakzad, Bank of America, 1.704.386.2024
Reporters May Contact:
Robert Stickler, Bank of America, 1.646-855-1182
scott.silvestri@bankofamerica.com
Bank of America Buys Merrill Lynch Creating Unique Financial Services Firm
Combines leading global wealth management, capital markets and advisory company with largest consumer and corporate bank in U.S.
CHARLOTTE — Bank of America Corporation today announced it has agreed to acquire Merrill Lynch & Co., Inc. in a $50 billion all-stock transaction that creates a company unrivalled in its breadth of financial services and global reach.
“Acquiring one of the premier wealth management, capital markets, and advisory companies is a great opportunity for our shareholders,” Bank of America Chairman and Chief Executive Officer Ken Lewis said. “Together, our companies are more valuable because of the synergies in our businesses.”
“Merrill Lynch is a great global franchise and I look forward to working with Ken Lewis and our senior management teams to create what will be the leading financial institution in the world with the combination of these two firms,” said John Thain, chairman and CEO of Merrill Lynch.
Under terms of the transaction, Bank of America would exchange .8595 shares of Bank of America common stock for each Merrill Lynch common share. The price is 1.8 times stated tangible book value.
Bank of America expects to achieve $7 billion in pre-tax expense savings, fully realized by 2012. The acquisition is expected to be accretive to earnings by 2010.
The transaction is expected to close in the first quarter of 2009. It has been approved by directors of both companies and is subject to shareholder votes at both companies and standard regulatory approvals.

Under the agreement, three directors of Merrill Lynch will join the Bank of America Board of Directors.
The combined company would have leadership positions in retail brokerage and wealth management. By adding Merrill Lynch’s more than 16,000 financial advisers, Bank of America would have the largest brokerage in the world with more than 20,000 advisers and $2.5 trillion in client assets.
The combination brings global scale in investment management, including an approximately 50 percent ownership in BlackRock, which has $1.4 trillion in assets under management. Bank of America has $589 billion in assets under management.
Adding Merrill Lynch both enhances current strengths at Bank of America and creates new ones, particularly outside of the United States. Merrill Lynch adds strengths in global debt underwriting, global equities and global merger and acquisition advice.
After the acquisition, Bank of America would be the number one underwriter of global high yield debt, the third largest underwriter of global equity and the ninth largest adviser on global mergers and acquisitions based on pro forma first half of 2008 results.
Bank of America was advised by J.C. Flowers & Co. LLC, Fox-Pitt Kelton Cochran Caronia Wallerand Bank of America Securities. It was represented by Wachtell, Lipton, Rosen & Katz. Merrill Lynch was represented by Shearman & Sterling.
Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and award-winning online banking with more than 25 million active users. Bank of America offers industry leading support to more than 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients in more than 150 countries and has relationships with 99 percent of the U.S. Fortune 500 companies and 83 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange. http://www.bankofamerica.com/
Note: Bank of America Chief Executive Officer Ken Lewis, Chief Financial Officer Joe Price and Merrill Lynch Chief Executive Officer John Thain will hold a conference call 8 a.m. EDT Monday, September 15 for investors. The presentation and supporting materials can be accessed on the Bank of America Investor Relations Web site at http://investor.bankofamerica.com/. For a listen-only connection to the conference call, dial 877-585-6241 in the U.S, and 785-424-1734 from outside the U.S. The conference passcode is 79795.
Lewis will also host a press conference at 10 a.m. in the auditorium at Bank of America’s New York City headquarters, One Bryant Park. A webcast will be available at http://investor.bankofamerica.com/

Merrill Lynch
Merrill Lynch is one of the world’s leading wealth management, capital markets and advisory companies, with offices in 40 countries and territories and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies with $1.4 trillion in assets under management at June 30, 2008. For more information on Merrill Lynch, please visit www.ml.com.
www.bankofamerica.com
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s businesses and economic conditions as a whole; 5) changes in the interest rate environment and market liquidity reduce interest margins, impact funding sources and effect the ability to originate and distribute financial products in the primary and secondary markets; 6) changes in foreign exchange rates increases exposure; 7) changes in market rates and prices may adversely impact the value of financial products; 8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; 9) changes in accounting standards, rules or interpretations, 10) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; 11) mergers and acquisitions and their integration into the company; and 12) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Bank of America does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. For further information regarding Bank of America Corporation, please read the Bank of America reports filed with the SEC and available at www.sec.gov.
Additional Information About this Transaction
In connection with the proposed merger, Bank of America will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Bank of America and Merrill Lynch that also constitutes a prospectus of Bank of America. Bank of America and Merrill Lynch will mail the joint proxy statement/prospectus to their respective stockholders. Bank of America and Merrill Lynch urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Merrill Lynch’s website (www.ml.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”
Proxy Solicitation
Bank of America, Merrill Lynch and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Bank of America’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2008. You can find information about Merrill Lynch’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can obtain free copies of these documents from Bank of America and Merrill Lynch using the contact information above.